Exhibit 99.1

Media contact:	Investor contact:

Judi Frost Mackey, +1 212 632 1428	Armand Sadoughi, +1 212 632 6358
judi.mackey@lazard.com	armand.sadoughi@lazard.com

LAZARD ANNOUNCES CLOSING OF SENIOR NOTES OFFERING

AND DELIVERY OF NOTICE OF REDEMPTION BY LAZARD GROUP LLC

NEW YORK, February 13, 2015 — Lazard Ltd (NYSE: LAZ) announced today that its subsidiary Lazard Group LLC (“Lazard Group”) has completed its previously announced offering of $400 million aggregate principal amount of 3.750% Senior Notes due 2025 (the “Notes”). The Notes were issued by Lazard Group and were offered pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission. The Notes are senior unsecured obligations of Lazard Group.

Lazard Ltd also announced that Lazard Group has delivered to the holders of its outstanding 6.85% Senior Notes due June 15, 2017 (the “2017 Notes”) a notice of redemption to redeem an aggregate principal amount of $450 million of the 2017 Notes at a make-whole redemption price, calculated in accordance with the indenture governing the 2017 Notes.

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the securities described herein.

About Lazard

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 43 cities across 27 countries in North America, Europe, Asia, Australia, the Middle East and Central and South America. With origins dating to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains “forward-looking statements.” In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “could”, “would”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “target,” “goal”, or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements are not historical facts but instead represent only our expectations regarding future results or events, many of which, by their nature, are inherently uncertain and outside of our control. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also disclosed from time to time in our reports on Forms 10-Q and 8-K, including the following:

•	A decline in general economic conditions or the global financial markets;

•	A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations.

LAZ-CPE